Exhibit 10.1

PROMISSORY NOTE

$120,000.00	Edina, Minnesota
October 16, 2023

FOR VALUE RECEIVED, the undersigned, PetVivo Holdings, Inc., a corporation incorporated in the state of Nevada (“Borrower”), hereby promises to pay to the order of Alan Sarroff an individual having a primary residence at the address identified below (“Lender”), the principal sum of One Hundred Twenty Thousand Dollars ($120,000.00) (“Principal Sum”) together with interest at a rate of ten percent (10.0%) annually (“Loan Rate”), both principal and interest payable as hereinafter provided in lawful money of the United States of America to Lender at the primary address identified above or at such other place as from time to time may be designated by the holder of this Note.

Borrower promises to pay the Principal Sum plus interest, to Borrower on or before the 14th day of November, 2023, when the entire unpaid principal balance, together with interest, shall be due and payable in full. Payments or other credits are posted to the account when made or received. Payments are not credited until received. Payments received after 3:00 p.m. on any day may be considered as payment on the following business day.

Borrower may, at any time, pre-pay this Note, in whole or in part, with such prepayment to be credited first to any outstanding interest owed to Lender, and second to a reduction in principal of this Note.

Upon the Lender providing written notice to the Borrower and at any time wherein the Note remains outstanding, the principal amount and all accrued interest of this Note may be converted to Company Restricted Common Stock at the conversion price of one dollar and sixty cents ($1.60) per share (“Conversion Price”).

Upon conversion of this Note, Lender agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Borrower whereby the holder agrees to indemnify the Borrower from any loss incurred by it in connection with this Note). The Borrower shall, as soon as practicable thereafter, issue and deliver to such Lender a certificate or certificates for the number of shares to which Lender shall be entitled upon such conversion.

The Borrower shall not be required to issue certificates representing fractional shares of Common Stock, but will make a proportionate payment in cash based on the Conversion Price of one share of Common Stock for any fractional share.

The Lender acknowledges that the Note is not being registered under the Securities Act of 1933, as amended (the “1933 Act”), based, in part, on reliance that the issuance of the Note is exempt from registration under the 1933 Act. Lender further acknowledges that the Borrower’s reliance on such exemption is predicated, in part, on the representations set forth below made by Lender to the Borrower:

a.	Lender is acquiring the Note solely for Lender’s own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Note within the meaning of the 1933 Act;

b.	Lender is an “Accredited Investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, a summary of the relevant portions of which is attached hereto as Exhibit A;

c.	In evaluating the merits and risks of an investment in the Note, Lender has relied upon the advice of Lender’s legal counsel, tax advisors, and/or other investment advisors;

d.	Lender is experienced in evaluating and investing in companies such as the Borrower. Lender has been given access to all information and has received a business summary and financials of the Borrower, which Lender has requested to review and analyze in connection with Lender’s purchase of the Note hereunder;

e.	Lender is aware that an investment in securities of a closely held corporation such as the Borrower is non-marketable, non-transferable and will require Lender’s capital to be invested for an indefinite period of time, possibly without return. Lender has no need for liquidity in this investment, has the ability to bear the economic risk of this investment;

f.	Lender understands that the Note being purchased hereunder and the shares of capital stock issued upon conversion thereof (the “Conversion Shares”) are characterized as “restricted securities” under the federal securities laws since the Note and the Conversion Shares are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Lender understands that the Borrower has no obligation to file a registration statement under the 1933 Act for the Note and the Conversion Shares or to otherwise assist Lender in complying with any exemption from registration. Lender represents that Lender is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; and

g.	No oral representation of any kind and no written representation of any kind whatsoever other than as set forth in this Agreement is being relied on by Lender in connection with his decision to enter into this Note. Lender acknowledges that he was not presented with or solicited by any form of general advertising relating to the purchase of the Note.

h.	Restrictive Legends. In order to reflect the restrictions on disposition of the Note and the Conversion Shares, the certificates for the Debenture and the Conversion Shares will be endorsed with restrictive legends, including the following legends:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

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i.	Any legends required by state securities laws.

Upon the occurrence of a default in the obligations under this Note, the holder of this Note shall have the option without notice of declaring the principal balance hereof and the interest accrued thereunder immediately due and payable. Additionally, upon and after the occurrence a default, and during the continuation thereof, at the direction of the Lender, the obligations pursuant to this Note shall bear interest at the higher of i) the Loan Rate plus ten percent (10%) per annum, or ii) the highest interest rate allowed under Applicable Law (the “Default Rate”).

Should the indebtedness represented by this Note not be paid at maturity or any part thereof be collected at law or in equity or through any bankruptcy (including without limitation any action for relief from the automatic stay, or any bankruptcy proceeding whether or not Lender prevails therein) receivership, probate or other court proceedings or by any judicial or nonjudicial foreclosure proceeding or if this Note is placed in the hands of attorneys for collection after default, the Borrower and all guarantors and sureties, or successors and assigns, of this Note jointly and severally agree to pay on demand, in addition to the principal and interest due and payable hereon, reasonable attorneys’ fees and collection costs and expenses.

Borrower and any and all guarantors and sureties, or successors and assigns, of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting and bringing of suit against any other party and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security in whole or in part, with or without notice before or after maturity. The pleading of any statute of limitations as a defense to any demand against the makers, guarantors and sureties is expressly waived by each and all such parties to the extent permitted by law.

This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall be construed and enforced in accordance with the laws of the State of Minnesota and shall be binding upon the successors and assigns of Borrower and inure to the benefit of Lender, its successors, endorsees, and assigns.

AT THE OPTION OF THE LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY LEGAL THEORY BASED ON, ARISING FROM, OR RELATED TO THIS NOTE AND ANY OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE- DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

THE BORROWER AND THE LENDER EACH IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED ON, ARISING FROM, OR RELATED TO THIS NOTE AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

LENDER	PETVIVO HOLDINGS, INC.

/s/ Alan Sarroff	/s/ John Lai
Alan Sarroff	John Lai
Address:	Chief Executive Officer

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EXHIBIT A

“Accredited investor” shall mean any person who comes within any of the following categories at the time of the sale of the securities to that person:

(1)	Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “1933 Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or any business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds one million, ($1,000,000); ); provided, however, that indebtedness secured by such person’s primary residence shall be excluded from such person’s net-worth, up to the primary residence’s fair market value; provided, further, that any mortgage indebtedness in excess of the primary residence value shall be considered a liability and deducted from such person’s net worth;

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the 1933 Act; and

(8)	Any entity in which all of the equity owners are accredited investors.

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